UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into a Material Definitive Agreement.

In connection with the sale of New Albertson’s, Inc. (“NAI”) by SUPERVALU INC. (the “Company”) in March 2013, the Company entered into Transition Services Agreements (collectively, the “TSA”) with each of NAI and Albertson’s LLC to support the divested NAI banners and the continuing operations of Albertson’s LLC. The TSA provides for renewal notices to be delivered no later than September 21, 2017 to extend the TSA beyond September 21, 2018. On September 21, 2017, the Company, NAI and Albertson’s LLC agreed to extend this renewal notice deadline to October 17, 2017. This extension allows the parties to continue discussions and potentially agree on the specific timing and manner of the previously announced wind down and termination of the services the Company provides to NAI and Albertson’s LLC under the TSA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 26, 2017

SUPERVALU INC.

By: /s/ Rob N. Woseth

Rob N. Woseth
Executive Vice President, Chief Strategy Officer and Interim Chief Financial Officer
(Authorized Officer of Registrant)